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Exhibit 99.1350.CERT

         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

I, Francis E. Jeffries, President of Duff & Phelps Utility and Corporate Bond Trust, Inc. (the "Fund"), certify that:

         1. The N-CSRS of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: February 26, 2004

                                              /s/ Francis E. Jeffries
                                              -----------------------
                                              Francis E. Jeffries ,
                                              President of Duff & Phelps Utility
                                              and Corporate Bond Trust, Inc.

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Exhibit 99.1350CERT

         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

I, Alan M. Meder, Chief Financial Officer of Duff & Phelps Utility and Corporate Bond Trust, Inc. (the "Fund"), certify that:

         1. The N-CSRS of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: February 26, 2004

                                              /s/ Alan M. Meder
                                              -----------------------
                                              Alan M. Meder,
                                              Chief Financial Officer of
                                              Duff & Phelps Utility and
                                              Corporate Bond Trust, Inc.